Exhibit 99.1

PRESS RELEASE	Nephros, Inc. 41 Grand Ave River Edge, NJ 07661 T: 201. 343. 5202 F: 201. 343. 5207 www.nephros.com

Nephros and Bellco Extend and Expand License Agreement

RIVER EDGE, NJ, February 25, 2014 /PR Newswire-FirstCall/ -- Nephros, Inc. (OTCQB:NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and Bellco S.r.l., an Italy-based company focused on Dialysis and Extracorporeal Blood Purification, announced today that the companies have signed an amendment to their existing license agreement.

The amendment extends the agreement by five years through 2021 and expands the territories covered by Bellco to include Sweden, Denmark, Norway, Finland, Korea, Mexico, Brazil, China and the Netherlands and grants Bellco a right of first offer in connection with a proposed sale of the Nephros patent licensed to Bellco under the agreement. In return Nephros will receive €450,000, half payable upon execution and half payable on March 31st, 2014. Nephros has also agreed to reduce the fixed royalty payment in return for a corresponding increase in the minimum sales volumes required to retain exclusivity. The royalty period begins on January 1, 2015 and extends through December 31, 2021.

“We are excited to strengthen our partnership with Nephros,” said Carlo Medici, Chief Executive Officer of Bellco S.r.l. “This agreement is a pivotal milestone in the continued expansion of hemodiafiltration (HDF) therapy based on mid-dilution with the MD220 dialyzer. Recent studies have confirmed the reduction of patient mortality of on-line HDF compared with standard treatments. We are convinced that this expanded agreement will enhance Bellco’s ability to provide the highest range of hemodiafiltration therapies in the world.”

“Bellco has extensive experience and expertise providing therapies and systems for the treatment of renal failure, in particular on-line HDF. We are very pleased about the prospect of the MD220 dialyzer being made available to an expanded group of territories which will enable more patients to benefit from on-line mid-dilution HDF,” said John C. Houghton, President and Chief Executive Officer of Nephros.

About Bellco S.r.l.

Bellco is one of the pioneers and protagonists of hemodialysis. Now, just as in the past, it focuses on satisfying the needs of patients and experts through innovation, research and the development of advanced Nephrology, Critical Care and Cardiology therapies.

Complex clinical conditions, such as the increasing number of elderly and critical patients, require an integrated and innovative approach. Bellco’s all-embracing offer provides a truly new outlook on Chronic and Critical patients.

Since 1972, Bellco has continually been developing highly reliable, sophisticated products aimed at renal treatments. The current product range for advanced hemodiafiltration treatments demonstrates the leadership in personalized products dedicated to specific renal conditions.

This vocation is recognized by the medical-scientific community and proven by major scientific publications and more than 30 international study protocols currently underway, both in chronic Hemodialysis and Critical care. Thanks to this commitment, the Company has reached remarkable milestones in increasing the quality of life of patients undergoing dialysis while containing healthcare cost.

Customized therapeutic options are available also on three new and unique devices:

AMPLYATM (Critical); FLEXYATM (Chronic); CARPE DIEMTM (Neonatal).

For more information about Bellco, please visit the company’s website at www.bellco.net.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters. Our filters, which we call ultrafilters, are primarily used in dialysis centers for the removal of biological contaminants from water, bicarbonate concentrate and/or blood.

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis (HD). In 2009, we began to extend our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Presently, we offer ultrafilters for sale to customers in four markets:

•	Dialysis Centers - Water/Bicarbonate: Filtration of water or bicarbonate concentrate used in hemodialysis devices

•	Dialysis Centers - Blood: Clearance of toxins from blood using an alternative method to HD in patients with chronic renal failure

•	Hospitals and Other Commercial Facilities: Filtration of water for drinking and washing

•	Military and Outdoor Recreation: Highly compact, individual water purification devices used by soldiers to produce drinking water in the field

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements.” Such statements include statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward looking statements.

Factors that may cause such differences include, but are not limited to, the risks that:

•	we may not be able to continue as a going concern;
•	a default under the terms of the secured note with Lambda Investors LLC would result in the lender foreclosing upon substantially all of our assets and could result in our inability to continue business operations;
•	we may not be able to complete the contemplated rights offering which could result in our inability to continue business operations;
•	even if we are able to complete the rights offering, we may not have sufficient capital to successfully implement our business plan;
•	restrictions in the secured note and related security agreement which require the prior consent of the lender may restrict our ability to operate our business, sell the company or sell our assets;
•	the voluntary recalls of point of use and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject us to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact our sales and revenues;
•	we face significant challenges in obtaining market acceptance of our products, which could adversely affect our potential sales and revenues;
•	there are product-related deaths or serious injuries or product malfunctions, which could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products;
•	we face potential liability associated with the production, marketing and sale of our products, and/or the expense of defending against claims of product liability, could materially deplete our assets and generate negative publicity which could impair our reputation;
•	to the extent our products or marketing materials are found to violate any provisions of the FDC Act or any other statutes or regulations then we could be subject to enforcement actions by the FDA or other governmental agencies;
•	we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations;
•	we may not have sufficient capital to successfully implement our business plan;
•	we may not be able to effectively market our products;
•	we may not be able to sell our water filtration products or chronic renal failure therapy products at competitive prices or profitably;
•	we may encounter problems with our suppliers, manufacturers and distributors;
•	we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;
•	we may not obtain appropriate or necessary regulatory approvals to achieve our business plan;
•	products that appeared promising to us in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;

•	we may not be able to secure or enforce adequate legal protection, including patent protection, for our products; and
•	we may not be able to achieve sales growth in key geographic markets.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other periodic reports filed with the SEC. We urge you to read those documents free of charge at the SEC’s web site at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.